EXHIBIT 10.40

DEBT SETTLEMENT AGREEMENT AND RELEASE

THIS DEBT SETTLEMENT AGREEMENT AND RELEASE (this “Agreement”) is made and entered into as of the 19th day of July, 2006, by and between Nicholas A. Fegen (“Fegen”), and Gabriel Technologies Corporation, a Delaware corporation (the “Company”).

WHEREAS, as of the date hereof, the Company has an outstanding promissory note payable to the order of Fegen in the principal amount of $210,547.95 (the “Note”) with accrued but unpaid interest on such Note equaling $3,497.81 (the “Interest”); and

WHEREAS, the Company and Fegen desire to cancel the Note and settle and release all outstanding obligations, debts, and liabilities with respect thereto, including without limitation the Interest, and to certain other matters between them pursuant to the terms of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and confessed, the parties agree as follows:

1. RELEASE BY FEGEN. Fegen, on behalf of himself and his heirs, representatives, successors and assigns, hereby fully, finally and completely RELEASES AND FOREVER DISCHARGES the Company and its predecessors, successors, assigns, partners, members, managers, affiliates, subsidiaries, parents, officers, shareholders, directors, employees, attorneys, and agents, past, present and future (the “Company Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, known or unknown, solely with respect to matters arising in connection with the Note (including principal, any interest thereon or other fees or obligations related thereto) that Fegen had, now has, or hereafter may have against the Company Released Parties (the “Fegen Claims”). Fegen hereby agrees that he will not assert, and that he is estopped from asserting, against any and all of the Company Released Parties, any Fegen Claims that are released in this Agreement.

2. CONSIDERATION. As consideration for the execution and delivery of this Agreement, and upon delivery and cancellation of the Note pursuant to Section 3 below, the Company shall (i) issue a stock certificate representing 286,000 shares of the Company’s capital stock (the “Shares”), and (ii) issue a warrant to acquire 286,000 shares of the Company’s capital stock at an exercise price of $1.00 in substantially the form of Exhibit A attached hereto (the “Warrant”) (collectively, the “Securities”).

3. DELIVERY AND CANCELLATION OF NOTE. Upon execution and delivery of this Agreement, Fegen shall deliver to the Company the Note which shall be marked as “cancelled” by the Company. Fegen hereby releases and forever discharges the Company’s obligation to pay all or any portion of the Note.

4. FEGEN REPRESENTATIONS AND WARRANTIES. As of the date hereof, Fegen represents and warrants the following:

(a)	He has not assigned, pledged, or transferred in any manner to any person or entity any right, title, or interest to the Note, Interest, or any of the Fegen Claims.

(b)	He has the requisite power and authority to enter into this Agreement.

(c)
He recognizes that acquiring the Securities involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment, in that (a) it may not be possible to liquidate the investment in the event of emergency; (b) transferability is extremely limited; and (c) in the event of a disposition, a complete loss of investment could occur.

(d)	He (a) is competent to understand and does understand the nature of the investment, and (b) is able to bear the economic risk of the investment.

(e)	He is an accredited investor as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

(f)
He has significant prior investment experience, including investment in nonlisted and nonregistered securities, and that he has read all of the documents furnished or made available by the Company to evaluate the merits and risks of the investment, recognizes the highly speculative nature of this investment, and is able to bear the economic risk hereby assumed.

(g)
All information regarding the Company which was requested or desired by him has been furnished, all other documents which could be reasonably provided have been made available for inspection and review, and he believes that such information is sufficient to make an informed decision with respect to his acquiring the Securities herein.

(h)
He is acquiring the Securities for his own account, for investment, and not for distribution or resale to others, and that he will not sell, transfer, or otherwise dispose of the Securities or any portion thereof unless they are registered under the Act or unless an exemption from such registration is available.

(i)
He may, with the Company’s written consent, transfer the Securities if such request for transfer is accompanied by an opinion of counsel satisfactory to the Company that neither the sale nor the proposed transfer of the Securities results in a violation of the Act or any applicable state “blue sky” laws (collectively, the “Securities Laws”).

(j)
He consents to the placement of a legend on the certificates evidencing the Shares and on the Warrant stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

5. INDEMNIFICATION. Fegen agrees to hold the Company, its officer and directors, and their respective heirs, representatives, successors, and assigns harmless and to indemnify them against all liabilities, costs, and expenses (including attorneys’ fees) incurred by them as a result of any sale or distribution of the Securities by Fegen in violation of any Securities Laws or any misrepresentation herein.

6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties as to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties that are not expressly set forth herein. This Agreement shall not be changed orally, but only in writing signed by the parties hereto.

7. SEVERABILITY. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefits of the parties hereto, their respective successors and assigns.

9. GOVERNING LAW. This Agreement shall be governed by and construed, enforced and interpreted in accordance with the laws of the State of Nebraska (without regard to principles of conflicts of laws). The parties consent to the sole and exclusive jurisdiction of the state courts and U.S. federal courts having jurisdiction in Douglas County, Nebraska for any dispute arising out of this Agreement.

10. COUNTERPARTS. This Agreement may be executed in any number of original counterparts, each of which having been so executed and delivered shall be deemed an original and all of which, collectively, shall constitute one agreement; it being understood and agreed that the signature pages may be detached from one or more such counterparts and combined with the signature pages from any other counterparts in order that one or more fully executed originals may be assembled. A facsimile signature shall be deemed to be original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first written above.

/s/ Nicholas A. Fegen
NICHOLAS A. FEGEN

GABRIEL TECHNOLOGIES CORPORATION

By:  /s/ Keith R. Feilmeier
Keith Feilmeier
Chief Executive Officer